UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

BRIGHTHOUSE FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on June 13, 2019.

Meeting Information Meeting Type: Annual Meeting
For Holders as of: April 15, 2019
Date: June 13, 2019 Time: 8:00 AM ET
	Location:	The Ballantyne Hotel 10000 Ballantyne Commons Parkway Charlotte, North Carolina 28277

BRIGHTHOUSE FINANCIAL, INC. 11225 N COMMUNITY HOUSE RD CHARLOTTE, NC 28277

NOTICE OF ANNUAL MEETING AND ADMISSION TICKET

You are receiving this communication because you hold shares in Brighthouse Financial, Inc.

This is not a ballot. You cannot use this Notice to vote these shares. This communication presents only an overview of the complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.ProxyVote.com, scan the QR code on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the information contained in the proxy materials before voting.

REGISTER TO ATTEND THE ANNUAL MEETING

To vote and/or to register to attend the Annual Meeting, go to the “Register for Meeting” link at www.ProxyVote.com.

ADMISSION TICKET

This Notice is your admission ticket. Please bring the Notice and valid government-issued photo identification with you to the Annual Meeting. Complete instructions can be found in the proxy statement.

See the reverse side of this Notice for instructions to access proxy materials and to vote.

Before You Vote How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
PROXY STATEMENT ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.ProxyVote.com, or scan the QR code below.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.ProxyVote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@ProxyVote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

Please make the request as instructed above on or before May 30, 2019 to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods

Vote By Internet: Go to www.ProxyVote.com or from a smartphone, scan the QR code above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote By Telephone: You can vote by telephone by requesting a paper copy of the materials, which will include a proxy card that will provide instructions to vote these shares by proxy via telephone.

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an admission ticket issued by the entity holding the meeting. Please review the proxy materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

To register to attend the Annual Meeting, go to the “Register for Meeting” link at www.ProxyVote.com. This Notice is your admission ticket. Please bring this Notice and valid government-issued photo identification with you to the Annual Meeting. Complete instructions can be found in the proxy statement.

Voting Items

The Board of Directors recommends a vote FOR each of the Director nominees listed, FOR Proposal 2, and FOR Proposal 3.
1. Election of four Class II Directors to serve a one-year term ending at the 2020 Annual Meeting of Stockholders	2. Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2019
Nominees:	3. Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers
1a. Irene Chang Britt
1b. C. Edward (“Chuck”) Chaplin
1c. Eileen A. Mallesch
1d. Paul M. Wetzel